PURCHASE OPTION EXERCISE AND AGREEMENT ON RELATED MATTERS

        THIS PURCHASE OPTION EXERCISE AND AGREEMENT ON RELATED MATTERS (“Exercise Agreement”) is made and entered into this 30th day of September 2004,

By and between UCN, Inc., a Delaware corporation and formerly known under the name Buyers United, Inc. (“Buyers”), Michael L. Shelton (“Shelton”), and David O. Peterson (“Peterson”) for the purpose of exercising the option provided for in the Purchase Option Agreement dated October 1, 2003 (“Option Agreement”) between the parties and to modify certain provisions and exhibits to the Option Agreement as set forth in Section I, below, (capitalized terms used in Section I of this Exercise Agreement that are not otherwise defined shall have the same meaning ascribed to such terms in the Option Agreement); and

By and between Buyers and MyACD Inc., a Utah Corporation (“MyACD”) for the purpose of modifying certain provisions of the Cooperation and Management Agreement dated October 1, 2003 (“Management Agreement”) as set forth in Section II, below (capitalized terms used in Section II of this Exercise Agreement that are not otherwise defined shall have the same meaning ascribed to such terms in the Management Agreement).

SECTION I.     THE OPTION AGREEMENT

        1.1      Buyers hereby exercises the option to purchase all of the MyACD Stock provided for in Section 1 of the Option Agreement.

        1.2     Section 1(c) of the Option Agreement is hereby amended to read as follows:

        (c)        Payment of the purchase price for the MyACD Stock and delivery of the certificates representing the MyACD Stock duly endorsed for transfer shall occur at a closing (the Closing”) to be held at 10:00 A.M. Mountain Time at the offices of Parsons Behle & Latimer, 201 South Main Street, Suite 1800, Salt Lake City, Utah 84111 (or such other location within Salt Lake County, Utah as Parsons Behle & Latimer may designate by written notice to the parties to this Agreement) on January 5, 2005.

        1.3      Exhibit A to the Option Agreement identified in Section 1(d)(i) of the Option Agreement as the Shelton Note is deleted and replaced by new Exhibit A attached to this Exercise Agreement.

        1.4      Exhibit C to the Option Agreement identified in Section 1(d)(ii) of the Option Agreement as the Peterson Note is deleted and replaced by new Exhibit C attached to this Exercise Agreement.

        1.5      The Option Agreement is hereby amended by the addition of new paragraphs (g) and (h) to Section 3, which read as follows:

        (g)        During the Payout Period UCN agrees that it shall not, except for the benefit of MyACD, in any way, directly or indirectly, through affiliates, subsidiaries, employees, agents, or otherwise: (i) manage, profit from, direct, operate, control, be employed by, associated with, engage in, or participate in any of the foregoing, or otherwise advise or assist in any way or be connected with or directly or indirectly own as partner, shareholder (other than holdings of less than five percent in publicly-traded companies), proprietor, member, advisor, or consultant or otherwise or have any investment, interest in or right with respect to any enterprise, entity, or business which engages, at any location, in the business of offering or selling any product or service that is the same as, competitive with or similar to Enhanced Services; (ii) induce or attempt to induce any customers of MyACD or UCN to terminate business with MyACD or its affiliates; or (iii) divert or attempt to divert from MyACD or its affiliates any business with any MyACD customers or UCN customers.

        (h)        In the event Shelton and Peterson foreclose upon and take possession of the MyACD Stock under their respective Security and Pledge Agreements, then for a period of two years from the date of the payment default that gives rise to the foreclosure UCN agrees that it shall not, except for the benefit of MyACD, in any way, directly or indirectly, through affiliates, subsidiaries, employees, agents, or otherwise: (i) manage, profit from, direct, operate, control, be employed by, associated with, engage in, or participate in any of the foregoing, or otherwise advise or assist in any way or be connected with or directly or indirectly own as partner, shareholder (other than holdings of less than five percent in publicly-traded companies), proprietor, member, advisor, or consultant or otherwise or have any investment, interest in or right with respect to any enterprise, entity, or business which engages, at any location, in the business of offering or selling any product or service that is the same as, competitive with or similar to Enhanced Services; (ii) induce or attempt to induce any customers of MyACD or UCN to terminate business with MyACD or its affiliates; or (iii) divert or attempt to divert from MyACD or its affiliates any business with any MyACD customers or UCN customers.

        1.6      The addresses listed under Section 8(g) of the Option Agreement are amended to read as follows:

To Buyers at:	UCN, Inc. 13751 So. Wadsworth Park Drive, Suite 200 Draper, Utah 84020 Attention: Paul Jarman Fax: (801) 715-5022
With a copy to:	Parsons Behle & Latimer 201 South Main Street, Suite 1800 Salt Lake City, Utah 84111 Attention: Mark E. Lehman, Esq. Fax: (801) 536-6111
To Shelton at:	1688 E. Parkridge Dr. 1688 E. Parkridge Dr. Salt Lake City, Utah 84121 Fax: (801) 414-5080
To Peterson at:	1551 Watership Down Lane Riverton, Utah 84065 Fax: (801) ____________

        1.7      Except for the changes, modifications, and replacements provided for in Section I of this Exercise Agreement, all other terms and provisions of the Option Agreement shall remain in full force and effect. In the event of any conflict in the terms or application of any provision of Section I of this Exercise Agreement and the Option Agreement, the terms of Section I shall prevail.

SECTION II.    THE MANAGEMENT AGREEMENT

        2.1      Section 2.3(d) of the Management Agreement is hereby amended to read as follows:

(d) Buyers shall pay to MyACD the lesser of $125,000 or 50 percent of Enhanced Service Net Income as follows:

        (i)        On or before the 45th day following the end of the three-month period ending December 31, 2003 an amount equal to the lesser of $15,000 or 50 percent of Enhanced Service Net Income for the three-month period (the “December 03 Payment”).

        (ii)        On or before the 45th day following the end of the six-month period ending March 31, 2004 an amount equal to (A) the lesser of $30,000 or 50 percent of Enhanced Service Net Income for the six-month period (B) reduced by the amount of the December 03 Payment (the “March Payment”).

         (iii)        On or before the 45th day following the end of the nine-month period ending June 30, 2004 an amount equal to (A) the lesser of $45,000 or 50 percent of Enhanced Service Net Income for the nine-month period (B) reduced by the amounts of the December 03 Payment and March Payment (the “June Payment”).

         (iv)        On or before the 45th day following the end of the 12-month period ending September 30, 2004 an amount equal to (A) the lesser of $100,000 or 50 percent of Enhanced Service Net Income for the 12-month period (B) reduced by the amounts of the December 03 Payment, March Payment, and June Payment (the “September Payment”).

         (v)        On or before the 45th day following the end of the three-month period ending December 31, 2004 an amount equal to (A) the lesser of $125,000 or 50 percent of Enhanced Service Net Income for the 15-month period (B) reduced by the amounts of the December 03 Payment, March Payment, June Payment, and September Payment.

         (vi)        In the event this Agreement is terminated before December 31, 2004, Buyers shall pay to MyACD on or before the 45th day following the date of termination (A) the lesser of, the amount equal to the product obtained by multiplying $125,000 by a fraction, the numerator of which is the number of days elapsed from and including the Effective Date through and including the date of termination and the denominator of which is 455, or 50 percent of Enhanced Service Net Income for the period beginning on the Effective Date and ending on the date of termination (B) reduced by the amount of all payments made under paragraphs (i), (ii), (iii), and (iv) of this Section 2.3(d) prior to the date of termination.

        2.2           Section 2.4 of the Management Agreement is hereby amended to read as follows:

        2.4      Term and Termination.  The Initial Term of this Agreement shall commence on the Effective Date and shall expire December 31, 2004. After the Initial Term, this Agreement may be renewed for one or more additional periods upon the written consent of both Parties to each such renewal, subject to the provisions of Sections 2.4(a) and 2.4(b). Notwithstanding any other provision in this Agreement, this Agreement may be terminated or canceled as provided in Sections 2.4(a) and 2.4(b).

        2.3     Schedule IV to the Management Agreement referenced in Section 2.3(b) and identified as the “Monthly Budget Payments” is deleted and replaced by the new Schedule IV attached as Exhibit C to this Exercise Agreement.

        2.4     The following Non-competition and Non-solicitation section shall be added as Section 2.7:

                   2.7      Non-competition and Non-solicitation.

    (a)        UCN agrees that for a period commencing as of the Effective Date and continuing through December 31, 2006 (the “Non-competition Period”) UCN shall not, except for the benefit of MyACD, in any way, directly or indirectly, through Affiliates, subsidiaries, employees, agents, or otherwise: (i) manage, profit from, direct, operate, control, be employed by, associated with, engage in, or participate in any of the foregoing, or otherwise advise or assist in any way or be connected with or directly or indirectly own as partner, shareholder (other than holdings of less than five percent in publicly-traded companies), proprietor, member, advisor, or consultant or otherwise or have any investment, interest in or right with respect to any enterprise, entity, or business which engages, at any location, in the business of offering or selling any product or service that is the same as, competitive with or similar to Enhanced Services; (ii) induce or attempt to induce any customers of MyACD or UCN to terminate business with MyACD or its Affiliates; or (iii) divert or attempt to divert from MyACD or its Affiliates any business with any MyACD customers or UCN customers.

         2.5     The addresses listed under Section 6.4 of the Management Agreement are amended to read as follows:

To Buyers at:	UCN, Inc. 13751 So. Wadsworth Park Drive, Suite 200 Draper, Utah 84020 Attention: Paul Jarman Fax: (801) 715-5022

With a copy to:	Parsons Behle &Latimer 201 South Main Street, Suite 1800 Salt Lake City, Utah 84111 Attention: Mark E. Lehman, Esq. Fax: (801) 536-6111
To MyACD at:	MyACD Inc. 1688 E. Parkridge Dr. Salt Lake City, Utah 84121 Attention: Michael Shelton Fax: (801) 414-5080
With a copy to:	Stoel Rives LLP 201 South Main Street, Suite 201 Salt Lake City, Utah 84111-4904 Attention: Michael E. Mangelson, Esq. Fax: (801) 578-6999

        2.6      Except for the changes, modifications, and replacements provided for in Section II of this Exercise Agreement, all other terms and provisions of the Management Agreement shall remain in full force and effect. In the event of any conflict in the terms or application of any provision of Section II of this Exercise Agreement and the Management Agreement, the terms of Section II shall prevail.

        IN WITNESS WHEREOF, the parties hereto for purposes of Section I have executed this Exercise Agreement as of the date first above set forth.

UCN, Inc.

By: /s/
       Paul Jarman, President

Shelton

/s/
Michael L. Shelton

Peterson

/s/
David O. Peterson

        IN WITNESS WHEREOF, the parties hereto for purposes of Section II have executed this Exercise Agreement as of the date first above set forth.

MyACD Inc.

By: /s/
       Michael L. Shelton, President

UCN Inc.

By: /s/
       Paul Jarman, President